Exhibit 99.1

Contacts:

Rachael Scherer
Medtronic Investor Relations
763-505-2694

Marybeth Thorsgaard
Medtronic Public Relations
763-505-2644

Yvan Deurbroeck
Medtronic International
+41 21 802 7574
FOR IMMEDIATE RELEASE
MEDTRONIC ANNUAL REVENUE EXCEEDS $11.3 BILLION ON RECORD
FOURTH QUARTER RESULTS
Business Unit and Geographic Balance Underscore Continued Growth
•	Annual Revenue of $11.3 Billion Grew 12% (13% Constant Currency Growth); Fourth Quarter Revenue of $3.1 Billion Grew 11% (13% Constant Currency Growth)

•	Fourth Quarter Diluted Earnings Per Share of $0.62 Grew 288% (17% as Adjusted)

•	Annual R&D Expenditures of $1.1 Billion Grew 17%

•	The Company Repurchased 69 Million Shares ($3.6 Billion) During The Year
MINNEAPOLIS — May 23, 2006 — Medtronic, Inc. (NYSE: MDT) today announced financial results for its fiscal year and fourth quarter ended April 28, 2006.
Medtronic recorded fiscal year 2006 revenue of $11.303 billion, a 12 percent increase over the $10.055 billion in fiscal year 2005. On a constant currency basis, growth was 13 percent with a negative currency translation impact of $118 million. As reported fiscal year 2006 net earnings were $2.553 billion, or $2.10 per diluted share, an increase of 42 percent over the prior year. Before IPR&D (In-Process Research and Development) and other charges detailed in the attached table, net earnings for fiscal year 2006 were $2.689 billion, or $2.21 per diluted share, an increase of 18 percent and 19 percent over the comparable amounts in fiscal year 2005.

Fiscal fourth quarter revenue increased 11 percent to $3.077 billion from the $2.778 billion reported a year ago. On a constant currency basis, growth was 13 percent with a negative currency translation impact of $69 million. Reported fourth quarter net earnings were $747 million, or $0.62 per diluted share, an increase of 284 percent and 288 percent over the prior year. Excluding certain litigation charges and a one-time tax charge included in the prior year fourth quarter, net earnings and earnings per share increased 16 percent and 17 percent.
“Medtronic’s strong annual and fourth quarter performance reflects the balance of our portfolio and underscores the importance of maintaining a diversified business,” said Art Collins, Medtronic chairman and chief executive officer. “During this past fiscal year, revenue in six of our seven businesses reported double-digit growth. These six businesses also comprise 94 percent of total Medtronic revenue in the fiscal year. We are encouraged by the strength of our new product pipeline and continue to make major investments to support growth in the coming fiscal year and beyond.”
Cardiac Rhythm Disease Management Business
Cardiac Rhythm Disease Management (CRDM) reported annual revenue of $5.218 billion and fourth quarter revenue of $1.398 billion, representing growth of 13 percent and 10 percent. Medtronic’s largest product line, Implantable Cardioverter Defibrillators (ICDs), generated annual revenue of $2.941 billion, an increase of 24 percent (25 percent constant currency). Quarterly ICD revenue of $768 million grew 12 percent (14 percent constant currency). On a sequential basis, the overall ICD market grew $74 million over the third quarter with Medtronic capturing more than 60 percent of this growth. ICD revenue gains underscore the strength of Medtronic’s product line and sales and technical support teams. Worldwide pacing revenue of $467 million in the quarter grew 7 percent (11 percent constant currency).
Emergency Response Systems reported fourth quarter revenue of $144 million, an increase of 14 percent (16 percent constant currency) reflecting the resolution of previously disclosed supplier issues.

CRDM quarterly highlights include:
•	Enrollment commenced in a clinical trial for Chronicle® ICD, a new heart failure device that combines the capabilities of an ICD with a new technology that continuously records pressure inside the heart and alerts physicians to potential heart-failure complications.

•	The EnRhythm® pacemaker, with Medtronic’s unique managed ventricular pacing (MVP) feature, helped drive 18 percent pacing growth in the U.S., the strongest performance in over four years.

•	The Medtronic CareLink® Network continued to expand, with more than 66,000 patients now being monitored by more than 875 clinics.
Key developments expected during the first half of fiscal 2007 include the full U.S. market launch of the Concerto™ CRT-D and Virtuoso™ ICD, which received U.S. FDA approval last week. In addition, the new Adapta™ portfolio of pacemakers is expected to be launched in the U.S. during the first quarter.
Spinal and Navigation Businesses
Spinal and Navigation reported annual revenue of $2.244 billion and fourth quarter revenue of $618 million, representing growth of 19 percent and 16 percent. Continuing a long track record of solid growth and market share leadership, fourth quarter Spinal revenue of $582 million grew 17 percent (18 percent constant currency).
Spinal quarterly highlights include:
•	Spinal Implant performance was once again led by the CD Horizon® Legacy family of lumbar products, which grew at 24 percent.

•	Spinal Biologics revenue increased more than 35 percent as surgeon demand for INFUSE® bone graft increased in both spinal and trauma indications. In addition, the largest ever grant was made to the Orthopedic Trauma Association to support an independent multi-center clinical study on rhBMP-2 in extremity trauma.

•	The DIAM™ minimally invasive posterior dynamic stabilization product received FDA IDE approval to begin the pivotal U.S. clinical trial. This study, the first of three planned trials, will take place at 24 centers, enrolling about 430 patients.

Looking ahead, several new products are expected to be launched in the first half of fiscal 2007, including the Direct Lateral family of MAST™ products and a new product targeted at the vertebral compression fracture market.
Neurological Business
Neurological reported annual revenue of $1.016 billion and fourth quarter revenue of $282 million, representing 10 percent growth. The segment’s largest business, Neuro Implantables, generated fourth quarter revenue of $240 million, increasing 17 percent (20 percent constant currency).
Neurological quarterly highlights include:
•	U.S. FDA approval was received for the RestorePRIME™ Neuromodulation System for the treatment of chronic pain.

•	Medtronic’s Activa® Therapy for the treatment of Parkinson’s disease was upgraded by the American Academy of Neurology to the status of a treatment option for patients with motor complications.

•	Plans were announced to significantly increase the investment in clinical trials for the company’s Neurological therapies, including: deep brain stimulation for the treatment of Parkinson’s disease, epilepsy, and depression; spinal cord stimulation for back pain; sacral nerve stimulation for overactive bladder; transurethral needle ablation for enlarged prostate; and intrathecal baclofen for severe spasticity.
Key developments in the first half of fiscal 2007 are expected to include the commercial release of the new PROSTIVA™ RF Therapy system, a next generation device for treating enlarged prostate, which received U.S. FDA approval earlier this week. In addition, the new InterStim® II system for the treatment of overactive bladder and urinary retention is expected to be launched in the first quarter.
Vascular Business
Vascular reported annual revenue of $939 million and fourth quarter revenue of $273 million, representing 10 percent and 18 percent growth. Strong fourth quarter results were driven by

Coronary Vascular which generated revenue of $206 million, representing growth of 21 percent (27 percent constant currency).
Vascular quarterly highlights include:
•	The Endeavor® Drug-Eluting Coronary Stent, now commercially released in nearly 100 countries outside the U.S., generated fourth quarter revenue of $59 million. Endeavor market share averages about 20 percent in markets where the product has been fully commercialized.

•	Long term results from the ENDEAVOR III clinical trial were presented at the American College of Cardiology Annual Scientific Sessions in Atlanta in March, demonstrating consistent clinical efficacy and a strong safety profile.

•	The AneuRx® AAAdvantage™ abdominal aortic aneurysm stent graft with the Xcelerant® delivery system received U.S. FDA approval.

•	CE Mark approval was received for the Exponent® RX Self-Expanding Carotid Stent and Interceptor™ PLUS Carotid Filter System, Medtronic’s next generation products providing patients with a new minimally invasive treatment option for the prevention of stroke.
Other recent developments include continued strong long-term clinical results from the ENDEAVOR I and ENDEAVOR II trials, which were presented last week at the Paris Course on Revascularization. Endeavor’s PMA submission remains on track and U.S. FDA approval is still expected in calendar year 2007.
Diabetes Business
Diabetes reported annual revenue of $722 million and fourth quarter revenue of $188 million, representing growth of 11 percent and 5 percent.
Diabetes quarterly highlights include:
•	Fourth quarter results were driven by strong sales of insulin pumps, which grew 18 percent in the U.S.

•	Late in the quarter, Medtronic received U.S. FDA approval for the Paradigm® REAL-Time Insulin and Continuous Glucose Monitoring System, the world’s first insulin pump integrated with continuous glucose monitoring.
Looking ahead, key developments in the first half of fiscal 2007 are to expected to include the full launch of the Paradigm REAL-Time system in the U.S., the expected U.S. FDA approval of the Guardian® REAL-Time Continuous Glucose Monitoring System, and continued progress in the STAR (Sensor-augmented pump Therapy for A1c Reduction) trials.
Cardiac Surgery Business
Cardiac Surgery reported annual revenue of $663 million and fourth quarter revenue of $183 million, representing a decline of 1 percent. Fourth quarter results were bolstered by Perfusion Systems, which grew modestly despite a declining market. In the first half of fiscal 2007, Medtronic expects to launch two new heart valve tissue repair products in the U.S. and to commence the European release of Melody™, expected to be the first commercially available pulmonic transcatheter heart valve.
Ear, Nose and Throat Business
For the first time, Medtronic reported annual and quarterly results for the Ear, Nose and Throat (ENT) business segment. In addition to ENT products, the business segment includes all products previously classified in Medtronic’s Neurologic Technologies business. ENT reported annual revenue of $501 million and fourth quarter revenue of $135 million, representing 9 percent and 7 percent growth. Fourth quarter results were driven by the core ENT business, which grew 11 percent. In the first half of fiscal 2007, the Company expects to benefit from continued strength in powered surgical tools, image guided surgery and nerve monitoring.
Convertible Debt Offering
During the quarter, the Company issued $4.4 billion of convertible senior notes at very attractive after-tax financing rates. $2.5 billion of the proceeds were used to repurchase 49 million shares of Medtronic stock. Including these shares, the Company repurchased almost 69 million shares of common stock for $3.6 billion during fiscal year 2006. “These transactions were over-subscribed and reflect the financial strength of Medtronic,” stated Gary Ellis, Medtronic chief financial officer. “The debt offering allowed us to repurchase Medtronic stock at very favorable rates and to prepare for the potential retirement of previously existing debt.”
Concluding Comments
In reviewing the quarter, Collins concluded, “Medtronic’s overall competitive position remains strong as we continue lead in a number of the most attractive segments of the medical technology industry. Many of these markets are still very under-penetrated, offering a great deal of growth potential for years to come. To address this potential, we will continue to bring forward new products and work to reach more of the patients who will benefit from our therapies.”
Webcast Information
Medtronic will host a webcast today, May 23 at 4:30 pm EDT (3:30 CDT), to provide information about its businesses for the public, analyst and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com., and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
This press release contains forward-looking statements, including statements regarding clinical trials, new products, market growth and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and others described in Medtronic’s Quarterly Report on Form 10-Q for the quarter ended January 27, 2006. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Twelve months ended
	April 28, 2006	April 29, 2005	April 28, 2006	April 29, 2005
Net sales	$3,077.4	$2,778.0	$11,302.7	$10,054.6

Costs and expenses:
Cost of products sold	768.7	705.7	2,816.0	2,446.4
Research and development expense	294.0	247.9	1,112.9	951.3
Selling, general and administrative expense	975.2	857.7	3,660.5	3,213.6
Special charges	—	—	100.0	—
Certain litigation charges	—	630.1	—	654.4
Purchased in-process research and development (IPR&D)	—	—	363.8	—
Other expense, net	65.6	78.4	166.7	290.5
Interest income	(34.9)	(20.7)	(87.4)	(45.1)

Total costs and expenses	2,068.6	2,499.1	8,132.5	7,511.1

Earnings before income taxes	1,008.8	278.9	3,170.2	2,543.5

Provision for income taxes	262.2	84.5	616.9	739.6

Net earnings	$746.6	$194.4	$2,553.3	$1,803.9

Earnings per share:
Basic	$0.63	$0.16	$2.12	$1.49

Diluted	$0.62	$0.16	$2.10	$1.48

Weighted average shares outstanding:
Basic	1,193.7	1,208.9	1,204.5	1,209.0
Diluted	1,204.4	1,221.5	1,217.3	1,220.8

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions)

	Three months ended	Three months ended
	April 28, 2006	April 29, 2005
Net earnings, as reported	$746.6	$194.4
Certain litigation charges	—	402.5	(a)
Income tax adjustments	—	$48.5	(b)

Adjusted net earnings	$746.6	$645.4

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Three months ended	Three months ended
	April 28, 2006	April 29, 2005
Diluted EPS, as reported	$0.62	$0.16
Certain litigation charges	—	0.33	(a)
Income tax adjustments	—	$0.04	(b)

Adjusted diluted EPS	$0.62	$0.53

(a) The $402.5 million ($0.33 per share) after-tax certain litigation charge ($630.1 million pre-tax) is related to the settlement of a legal dispute with Gary Michelson, M.D. and Karlin Technology, Inc. (Michelson) and an arbitrator’s decision related to litigation with ETEX Corporation. In addition to disclosing certain litigation charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $48.5 million ($0.04 per share) tax adjustment related to the deferred tax liability associated with the repatriation of earnings of our foreign subsidiaries which occurred in the fourth quarter of fiscal year 2006. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions)

	Twelve months ended		Twelve months ended
	April 28, 2006		April 29, 2005
Net earnings, as reported	$2,553.3		$1,803.9
Special charges	65.6	(a)	—
Certain litigation charges	—		418.1	(d)
IPR&D charges	295.3	(b)	—
Income tax adjustments	(225.0	)(c)	48.5	(e)

Adjusted net earnings	$2,689.2		$2,270.5

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Twelve months ended		Twelve months ended
	April 28, 2006		April 29, 2005
Diluted EPS, as reported	$2.10		$1.48
Special charges	0.05	(a)	—
Certain litigation charges	—		0.34	(d)
IPR&D charges	0.24	(b)	—
Income tax adjustments	(0.18	)(c)	0.04	(e)

Adjusted diluted EPS	$2.21		$1.86

(a) The $65.6 million ($0.05 per share) special charge represents an after-tax charitable donation ($100.0 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar donation to The Medtronic Foundation since fiscal year 2002. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $295.3 million ($0.24 per share) after-tax IPR&D charges ($363.8 million pre-tax) represents the cumulative impact of pre-tax charges of $168.7 million related to technology acquired through the purchase of Transneuronix, Inc. that had not yet reached technological feasability and had no future alternative use, $175.1 million related to the purchase of spinal technology based devices owned by Michelson that had not yet reached technological feasability and had no future alternative use, and $20.0 million related to a cross-licensing agreement with NeuroPace, Inc. for patent and patent applications on products that had not yet reached technological feasability and had no future alternative use, collectively the IPR&D charges. In addition to disclosing IPR&D charges that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. These IPR&D charges resulted from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c) The $225.0 million ($0.18 per share) tax adjustment represents a $225.0 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d) The $418.1 million ($0.34 per share) after-tax certain litigation charge ($654.4 million pre-tax) is related to the DuPuy/AcroMed, Inc. litigation, the settlement of a legal dispute with Michelson and an arbitrator’s decision related to litigation with ETEX Corporation. In addition to disclosing certain litigation charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e) The $48.5 million ($0.04 per share) tax adjustment is related to the deferred tax liability associated with the repatriation of earnings of our foreign subsidiaries which occurred in the fourth quarter of fiscal year 2006. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

Medtronic, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Fiscal Year

	2006	2005

Operating Activities:
Net earnings	$2,553.3	$1,803.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	543.6	463.3
IPR&D	363.8	—
Certain litigation charges	—	654.4
Provision for doubtful accounts	11.5	26.3
Tax benefit from exercise of stock awards	98.9	60.8
Deferred income taxes	104.7	(142.5)
Change in operating assets and liabilities:
Accounts receivable	(197.9)	(254.0)
Inventories	(258.0)	(51.3)
Prepaid expenses and other assets	(85.6)	(107.3)
Accounts payable and accrued liabilities	(964.9)	423.2
Other long-term liabilities	38.0	(57.4)

Net cash provided by operating activities	2,207.4	2,819.4

Investing Activities:
Acquisitions, net of cash acquired	(285.2)	(107.9)
Purchase of intellectual property	(837.1)	(10.0)
Additions to property, plant and equipment	(407.1)	(452.0)
Sales and maturities of marketable securities	6,626.8	807.5
Purchases of marketable securities	(8,064.5)	(1,805.3)
Other investing activities, net	100.5	(35.2)

Net cash (used in) investing activities	(2,866.6)	(1,602.9)

Financing Activities:
Change in short-term borrowings, net	(18.0)	90.0
Payments on long-term debt	(0.5)	(1.8)
Issuance of long-term debt	5,428.4	—
Purchase of call option spread	(557.8)	—
Dividends to shareholders	(464.8)	(404.9)
Repurchase of common stock	(3,589.0)	(511.0)
Issuance of common stock	518.1	338.9

Net cash provided by (used in) financing activities	1,316.4	(488.8)
Effect of exchange rate changes on cash and cash equivalents	104.9	(89.2)

Net change in cash and cash equivalents	762.1	638.5
Cash and cash equivalents at beginning of period	2,232.2	1,593.7

Cash and cash equivalents at end of period	$2,994.3	$2,232.2

Medtronic, Inc.
Consolidated Balance Sheets
(Unaudited)
(dollars in millions, except share data)

	April 28,	April 29,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$2,994.3	$2,232.2
Short-term investments	3,107.1	1,159.4
Accounts receivable, less allowances of $183.6 and $174.9, respectively	2,438.1	2,292.7
Inventories	1,177.8	981.4
Deferred tax assets, net	196.8	385.6
Prepaid expenses and other current assets	472.5	370.2

Total current assets	10,386.6	7,421.5
Property, plant and equipment, net	1,881.1	1,859.3
Goodwill	4,345.6	4,281.2
Other intangible assets, net	1,592.0	1,018.0
Long-term investments	957.0	1,565.7
Other assets	512.5	471.7

Total assets	$19,674.8	$16,617.4

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$2,436.8	$478.6
Accounts payable	318.6	371.8
Accrued compensation	723.6	542.2
Accrued income taxes	463.4	923.3
Other accrued expenses	466.8	1,064.1

Total current liabilities	4,409.2	3,380.0

Long-term debt	5,486.3	1,973.2
Deferred tax liabilities, net	22.1	478.1
Long-term accrued compensation	188.9	157.9
Other long-term liabilities	179.2	178.7

Total liabilities	10,285.7	6,167.9

Shareholders’ equity:
Common stock-par value $0.10	115.5	121.0
Retained earnings	9,118.8	10,178.5
Accumulated other non-owner changes in equity	154.8	150.0

Total shareholders’ equity	9,389.1	10,449.5

Total liabilities and shareholders’ equity	$19,674.8	$16,617.4

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT
(Unaudited)

($ millions)
	FY 05	FY 05	FY 05	FY 05	FY 05	FY 06	FY 06	FY 06	FY 06	FY 06
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE
MANAGEMENT	$1,097	$1,104	$1,150	$1,265	$4,616	$1,268	$1,289	$1,263	$1,398	$5,218
Low Power Pacing	451	438	431	436	1,756	446	459	426	467	1,798
High Power Defibrillation	551	546	598	684	2,379	718	733	723	768	2,941
Emergency Response Systems	79	104	104	126	413	87	81	99	144	412
Other	16	16	17	19	68	17	16	15	19	67

SPINAL & NAVIGATION	$426	$451	$475	$532	$1,884	$524	$539	$563	$618	$2,244
Spinal Constructs	317	332	343	380	1,372	376	382	387	419	1,566
Spinal Biologics	89	99	107	118	413	128	134	147	163	570
Navigation	20	20	25	34	99	20	23	29	36	108

NEUROLOGICAL	$212	$224	$233	$258	$927	$235	$252	$247	$282	$1,016
Neuro Implantables	170	179	184	206	739	186	204	202	240	833
Gastroenterology & Urology	42	45	49	52	188	49	48	45	42	183

VASCULAR	$196	$201	$221	$233	$851	$205	$225	$236	$273	$939
Stents	71	78	86	82	317	65	90	96	114	366
Other Coronary	71	71	77	89	308	81	78	83	92	334
Endovascular/Peripheral	54	52	58	62	226	59	57	57	67	239

DIABETES	$146	$153	$171	$179	$649	$173	$178	$182	$188	$722

CARDIAC SURGERY	$161	$159	$164	$185	$669	$165	$161	$154	$183	$663
Valves	56	54	56	64	230	58	56	52	63	229
Perfusion	79	79	80	89	327	79	78	75	89	321
Cardiac Surgery Technologies	26	26	28	32	112	28	27	27	31	113

Ear, Nose & Throat (ENT)	$108	$108	$117	$126	$459	$120	$121	$125	$135	$501
ENT	58	55	61	67	241	65	64	65	72	266
Neurologic Technologies	50	53	56	59	218	55	57	60	63	235

TOTAL	$2,346	$2,400	$2,531	$2,778	$10,055	$2,690	$2,765	$2,770	$3,077	$11,303

ADJUSTMENTS :

CURRENCY (1)	$35	$40	$59	$32	$166	$26	$(3)	$(72)	$(69)	$(118)

COMPARABLE OPERATIONS (1)	$2,311	$2,360	$2,472	$2,746	$9,889	$2,664	$2,768	$2,842	$3,146	$11,421

(1) Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.